RIGHTS AGREEMENT



                           ________________


                          MAYTAG CORPORATION

                                  and

                     HARRIS TRUST AND SAVINGS BANK


                             Rights Agent

                           ________________



                     Dated as of February 12, 1998






                           TABLE OF CONTENTS



     Page

Section 1.     Certain Definitions                           1

Section 2.     Appointment of Rights Agent                   7

Section 3.     Issue of Right Certificates                   7

Section 4.     Form of Right Certificates                   10

Section 5.     Countersignature and Registration            11

Section 6.     Transfer, Split Up, Combination and
               Exchange of Right Certificates;
               Mutilated, Destroyed, Lost or
               Stolen Right Certificates                    13

Section 7.     Exercise of Rights; Purchase Price;
               Expiration Date of Rights                    14

Section 8.     Cancellation and Destruction of
               Right Certificates                           17

Section 9.     Availability of Preferred Shares             18

Section 10.    Preferred Shares Record Date                 19

Section 11.    Adjustment of Purchase Price, Number of
               Shares or Number of Rights                   20

Section 12.    Certificate of Adjusted Purchase Price
               or Number of Shares                          35

Section 13.    Consolidation, Merger or Sale or Transfer
               of Assets or Earning Power                   35

Section 14.    Fractional Rights and Fractional Shares      37

Section 15.    Rights of Action                             40

Section 16.    Agreement of Right Holders                   41

Section 17.    Right Certificate Holder Not Deemed a
               Stockholder                                  42

Section 18.    Concerning the Rights Agent                  43










Section 19.    Merger or Consolidation or Change of
               Name of Rights Agent                         44

Section 20.    Duties of Rights Agent                       46

Section 21.    Change of Rights Agent                       51

Section 22.    Issuance of New Right Certificates           53

Section 23.    Redemption                                   53

Section 24.    Exchange                                     55

Section 25.    Notice of Certain Events                     58

Section 26.    Notices                                      60

Section 27.    Supplements and Amendments                   61

Section 28.    Successors                                   62

Section 29.    Benefits of this Agreement                   62

Section 30.    Severability                                 62

Section 31.    Governing Law                                63

Section 32.    Counterparts                                 63

Section 33.    Descriptive Headings                         63

               Signatures                                   64



Exhibit A - Form of Right Certificate

Exhibit B - Summary of Rights to Purchase Preferred
            Shares

















          Agreement, dated as of February 12, 1998, between Maytag

Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent").


          The Board of Directors of the Company has authorized and

declared a dividend of one preferred share purchase right (a "Right")

for each Common Share (as hereinafter defined) of the Company outstanding at the close of business on May 2, 1998 (the "Record

Date"), each Right representing the right to purchase one one-

hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each

Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the

Final Expiration Date (as such terms are hereinafter defined).


          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:


          Section 1.  Certain Definitions.  For purposes of this

Agreement, the following terms have the meanings indicated:


          (a)  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with  all Affiliates and Associates (as such terms are hereinafter defined) of such Person,

shall be the Beneficial Owner (as such term is hereinafter defined) of

20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is






hereinafter defined) of the Company, any employee benefit plan of the

Company or any Subsidiary of the Company, or any entity holding Common

Shares for or pursuant to the terms of any such plan.  Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however,

that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the

Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring

Person".  Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of

Common Shares so that such Person would no longer be an "Acquiring

Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an

"Acquiring Person" for any purposes of this Agreement.


          (b)  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and










Regulations under the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), as in effect on the date of this Agreement.


          (c)  A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:


          (i)  which such Person or any of such Person's Affiliates or

     Associates beneficially owns, directly or indirectly;


          (ii) which such Person or any of such Person's Affiliates or

     Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time)

     pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, ex-

     change rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own,

     securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a








     revocable proxy or consent given to such Person in response to a public proxy or consentsolicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on

     Schedule 13D under the Exchange Act (or any comparable or

     successor report); or


          (iii)     which are beneficially owned, directly or indi-

     rectly, by any other Person with which such Person or any of such

     Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any

     securities of the Company.


          Notwithstanding anything in this definition of Beneficial

Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the

Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.


          (d)  "Business Day" shall mean any day other than a

Saturday, a Sunday, or a day on which banking institutions in State of








Illinois are authorized or obligated by law or executive order to close.


          (e)  "Close of business" on any given date shall mean 5:00

P.M., Chicago time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Chicago time, on the next succeeding Business Day.


          (f)  "Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $1.25 per share, of the Company.  "Common Shares" when used with reference to any Person other than the Company shall mean the  capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or

Persons which ultimately control such first-mentioned Person.


          (g)  "Distribution Date" shall have the meaning set forth in

Section 3 hereof.


          (h)  "Final Expiration Date" shall have the meaning set

forth in Section 7 hereof.


          (i)  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.














          (j)  "Preferred Shares" shall mean shares of Series A Junior

Participating Preferred Stock, par value $1.00 per share, of the

Company.


          (k)  "Redemption Date" shall have the meaning set forth in

Section 7 hereof.


          (l)  "Shares Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an

Acquiring Person has become such.


          (m)  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power  of the voting equity securities or equity interest is owned, directly or indirectly,

by such Person.


          Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common

Shares) in accordance with the terms and conditions hereof, and the

Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.


          Section 3.  Issue of Right Certificates.  (a)  Until the

earlier of (i) the tenth day after the Shares Acquisition Date or (ii)

the tenth business day (or such later date as may be determined by








action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any

Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the

Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the

Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a  tender or exchange offer the consummation of which would result in any Person becoming the

Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution

Date"), (x) the Rights will be evidenced (subject to the provisions of

Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right

Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares.

As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the

Company will send or cause to be sent (and the Rights Agent will, if requested, at the expense of the Company, send) by first-class,









insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right

Certificate, in substantially the form of Exhibit B hereto (a "Right

Certificate"), evidencing one Right for each Common Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such

Right Certificates.


          (b)  On the Record Date, or as soon as practicable

thereafter, the Company will send a copy of a Summary of Rights to

Purchase Preferred Shares, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.  With respect to certificates for Common

Shares outstanding as of the Record Date, until the Distribution Date,

the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of

Rights attached thereto.  Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the

Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.












          (c)  Certificates for Common Shares which become outstanding

(including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:


     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Maytag Corporation and Harris Trust and Savings Bank, dated as of February 12, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Maytag Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Maytag Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.


With respect to such certificates containing the foregoing legend,

until the Distribution Date, the Rights associated with the Common

Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  In the event that the Company purchases or acquires any Common Shares after the

Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that











the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.


          Section 4.  Form of Right Certificates.  The Right

Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof)  shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22 hereof,

the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.


          Section 5.  Countersignature and Registration.  The Right

Certificates shall be executed on behalf of the Company by its

Chairman of the Board, its Vice Chairman, its Chief Executive Officer,

its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the









Company's seal or a facsimile thereof, and shall be attested by the

Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually countersigned by the  Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates,

nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the

Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.


          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal shareholder services office,

books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.










          Section 6.  Transfer, Split Up, Combination and Exchange of

Right Certificates; Mutilated, Destroyed, Lost or Stolen Right

Certificates.  Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right

Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred,

split up, combined or exchanged for another Right Certificate or Right

Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right

Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment or an equivalent duly executed, at the principal

shareholder services office of the Rights Agent.  Thereupon the Rights

Agent shall countersign and deliver to the person entitled thereto a

Right Certificate or Right Certificates, as the case may be, as  so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection











with any transfer, split up, combination or exchange of Right Certificates.


          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them,

and, at the Company's request, reimbursement to the Company and the

Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right

Certificate if mutilated, the Company will make and deliver a new

Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost,

stolen, destroyed or mutilated.


          Section 7.  Exercise of Rights; Purchase Price; Expiration

Date of Rights.  (a)  The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the

Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal shareholder services office of the Rights Agent, together  with payment of the Purchase

Price for each one one-hundredth of a Preferred Share as to which the

Rights are exercised, at or prior to the earliest of (i) the close of business on May 2, 2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the









"Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.


          (b)  The Purchase Price for each one one-hundredth of a

Preferred Share purchasable pursuant to the exercise of a Right shall initially be $165.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.


          (c)  Upon receipt of a Right Certificate representing

exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred

Shares to be purchased and the Company hereby irrevocably authorizes its transfer  agent to comply with all such requests, or (B)

requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the









depositary agent to comply with such request, (ii) when appropriate,

requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof,

(iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt,

deliver such cash to or upon the order of the registered holder of such Right Certificate.


          (d)  In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right

Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns,

subject to the provisions of Section 14 hereof.


          (e)  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued

Preferred Shares or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section

7.


          Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if








surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no

Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The

Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other

Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the

Company.


          Section 9.  Availability of Preferred Shares.  The Company

covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such

Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.


          The Company further covenants and agrees that it will pay

when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of









Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred

Shares in a name other than that of, the registered holder of the

Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for

Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such

Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.


          Section 10.  Preferred Shares Record Date.  Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right

Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made;

provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.  Prior to the exercise of the Rights








evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation,

the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.


          Section 11.  Adjustment of Purchase Price, Number of Shares

or Number of Rights.  The Purchase Price, the number of Preferred

Shares covered by each Right and the number of Rights  outstanding are subject to adjustment from time to time as provided in this Section

11.


          (a)  (i)  In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred

Shares payable in Preferred Shares, (B) subdivide the outstanding

Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation),

except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification,

and the number and kind of shares of capital stock issuable on such









date, shall be proportionately adjusted so that the holder of any

Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such

Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification;

provided, however, that in no event shall the consideration to  be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.


          (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current

Purchase Price by the number of one one-hundredths of a Preferred

Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's

Common Shares (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.  In the event that any Person shall become an Acquiring Person and the Rights shall then be








outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the

Rights.

          From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any  Acquiring Person

(or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right

Certificate shall be issued pursuant to Section 3 that represents

Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or

Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.


          (iii)     In the event that there shall not be sufficient

Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights.  In the event the Company shall, after good faith effort, be unable to take all such action as may be








necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon  exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one

Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.


          (b)  In case the Company shall fix a record date for the

issuance of rights, options or warrants to all holders of Preferred

Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares

(or shares having the same rights, privileges and preferences as the

Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred

Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section

11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent  preferred shares so to be offered (and/or the








aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the de-

nominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the

Company issuable upon exercise of one Right.  In case such sub-

scription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


          (c)  In case the Company shall fix a record date for the

making of a distribution to all holders of the Preferred Shares

(including any such distribution made in connection with a

consolidation or merger in which the Company is the continuing or








surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in

Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the

Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of

Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event  that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


          (d)  (i)  For the purpose of any computation hereunder, the

"current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be








the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined)

immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such

Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or

(B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day,

the average of the closing bid and asked prices, regular way, in either case as reported in the  principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not

listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the









average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers,

Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the

Security selected by the Board of Directors of the Company.  The term

"Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange,

a Business Day.


          (ii) For the purpose of any computation hereunder, the

"current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in  Section

11(d)(i).  If the Preferred Shares are not publicly traded, the

"current per share market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the

Common Shares as determined pursuant to Section 11(d)(i)

(appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.  If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith










by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.


          (e)  No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any

adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a

Preferred Share or one ten-thousandth of any other share or security as the case may be.  Notwithstanding the first sentence of this

Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.


          (f)  If as a result of an adjustment made pursuant to

Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the

Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the

Preferred Shares contained in Section 11(a) through (c), inclusive,











and the provisions of Sections 7, 9, 10 and 13 with respect to the

Preferred Shares shall apply on like terms to any such other shares.


          (g)  All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.


          (h)  Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each

Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the  right to purchase, at the adjusted

Purchase Price, that number of one one-hundredths of a Preferred Share

(calculated to the nearest one one-millionth of a Preferred Share)

obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y)

the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the

Purchase Price in effect immediately after such adjustment of the

Purchase Price.


          (i)  The Company may elect on or after the date of any

adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of








a Preferred Share purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a

Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase

Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the

Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if  known at the time, the amount of the adjustment to be made.  This record date may be the date on which the

Purchase Price is adjusted or any day thereafter, but, if the Right

Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this

Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company,

shall cause to be distributed to such holders of record in

substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof,









if required by the Company, new Right Certificates evidencing all the

Rights to which such holders shall be entitled after such adjustment.

Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.


          (j)  Irrespective of any adjustment or change in the

Purchase Price or the number of one one-hundredths of a Preferred

Share issuable upon the exercise of the Rights, the  Right

Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred

Share which were expressed in the initial Right Certificates issued hereunder.


          (k)  Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the

Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred

Shares at such adjusted Purchase Price.


          (l)  In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right








exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment;

provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such  holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.


          (m)  Anything in this Section 11 to the contrary not-

withstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for

Preferred Shares, dividends on Preferred Shares payable in Preferred

Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.


          (n)  In the event that at any time after the date of this

Agreement and prior to the Distribution Date, the Company shall (i)









declare or pay any dividend on the Common Shares payable in Common

Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common

Shares, then in any such case (A) the number of one one-hundredths of a Preferred Share  purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of

Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

          Section 12.  Certificate of Adjusted Purchase Price or

Number of Shares.  Whenever an adjustment is made as provided in

Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights

Agent and with each transfer agent for the Common Shares or the

Preferred Shares a copy of such certificate and (c) mail a brief









summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.  The Rights Agent shall be fully protected in relying on such certificate and any adjustment contained therein without further  inquiry and shall not be responsible for calculating any adjustments nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.


          Section 13.  Consolidation, Merger or Sale or Transfer of

Assets or Earning Power.  In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b)

any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price  equal to the then current Purchase Price multiplied by the num-








ber of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A)

multiplying the then current Purchase Price by the number of one one-

hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such

Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

(iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common

Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of  the Rights.  The Company shall not consummate any such consoli-

dation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.  The Company shall not enter into









any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the

Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.


          Section 14.  Fractional Rights and Fractional Shares.  (a)

The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional

Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole

Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any  day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange,

as reported in the principal consolidated transaction reporting system








with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization,

the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the

Rights on such date as determined in good faith by the Board of

Directors of the Company shall be used.


          (b)  The Company shall not be required to issue fractions of

Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon  exercise of the Rights or to distribute certificates which evidence fractional Preferred

Shares (other than fractions which are integral multiples of one one-

hundredth of a Preferred Share).  Fractions of Preferred Shares in

integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts,

pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as








beneficial owners of the Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the

Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one

Preferred Share.  For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Pre-

ferred Share (as determined pursuant to the second sentence of Section

11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.


          (c)  The holder of a Right by the acceptance of the Right

expressly waives his right to receive any fractional  Rights or any fractional shares upon exercise of a Right (except as provided above).


          Section 15.  Rights of Action.  All rights of action in

respect of this Agreement, excepting the rights of action given to the

Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the

Distribution Date, the registered holders of the Common Shares); and

any registered holder of any Right Certificate (or, prior to the

Distribution Date, of the Common Shares), without the consent of the

Rights Agent or of the holder of any other Right Certificate (or,

prior to the Distribution Date, of the Common Shares), may, in his own

behalf and for his own benefit, enforce, and may institute and









maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the

Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.


          Section 16.  Agreement of Right Holders.  Every holder of a

Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:


          (a)  prior to the Distribution Date, the Rights will be

transferable only in connection with the transfer of the Common

Shares;


          (b)  after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal shareholder services office of the Rights

Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c)  the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the

Distribution Date, the associated Common Shares certificate) is








registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the

Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.


          Section 17.  Right Certificate Holder Not Deemed a

Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any

Right Certificate be construed to confer upon the holder of any Right

Certificate, as such, any of the rights of a stockholder of the

Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights,

or otherwise, until the Right or Rights evidenced by such Right

Certificate shall have been exercised in accordance with the provisions hereof.


          Section 18.  Concerning the Rights Agent.  The Company

agrees to pay to the Rights Agent reasonable compensation for all









services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this

Agreement and the exercise and performance of its duties hereunder.

The Company also agrees to indemnify the Rights Agent for, and to hold it harmless  against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the

Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement,

including the costs and expenses of defending against any claim of liability in the premises.  The reasonable costs and expenses of enforcing the indemnification obligations of the Company set forth in this Section 18 shall be paid by the Company.  The indemnification provided for in this Section 18 shall survive expiration of the Rights and termination of this Agreement.


          The Rights Agent may conclusively rely upon and shall be

protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right

Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice,

direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons,








or otherwise upon the advice of counsel as set forth in Section 20 hereof.


          Notwithstanding anything in this Agreement to the contrary,

in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.


          Section 19.  Merger or Consolidation or Change of Name of

Rights Agent.  Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eli-

gible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the

Right Certificates shall have been countersigned but not delivered,

any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so









countersigned; and in case at that time any of the Right Certificates shall not have  been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent;

and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


          In case at any time the name of the Rights Agent shall be

changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right

Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.


          Section 20.  Duties of Rights Agent.  The Rights Agent

undertakes the duties and obligations imposed by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:


          (a)  Before the Rights Agent acts or refrains from acting,

the Rights Agent may consult with legal counsel (who  may be legal








counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.


          (b)  Whenever in the performance of its duties under this

Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed)

may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief

Executive Officer, the President, any Vice President, the Treasurer or

the Secretary of the Company and delivered to the Rights Agent; and

such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.


          (c)  The Rights Agent shall be liable hereunder to the

Company and any other Person only for its own negligence, bad faith or willful misconduct.


          (d)  The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this

Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements










and recitals are and shall be deemed to have been made by the Company only.


          (e)  The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent)

or in respect of the validity or execution of any Right Certificate

(except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be

responsible for any change in the exercisability of the Rights

(including the Rights becoming void pursuant to Section 11(a)(ii)

hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13,

23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate delivered pursuant to Section 12 that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this

Agreement or any Right Certificate or as to whether any Preferred

Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.












          (f)  The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed,

acknowledged and delivered all such further and other acts,

instruments and assurances as may reasonably be required by the Rights

Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.


          (g)  The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Vice

Chairman, the Chief Executive Officer, the President, any Vice

President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action or lack of action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent,

set forth in writing any action proposed to be taken or omitted by the

Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective.

The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application  (which date shall not be less than five Business Days after the date any officer of the Company actually receives such








application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.


          (h)  The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the

Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested,

or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this

Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.


          (i)  The Rights Agent may execute and exercise any of the

rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights

Agent shall not be answerable or accountable for any act, default,

neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided  reasonable care was exercised in the selection and continued employment thereof.


          (j)  No provision of this Agreement shall require the Rights

Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the








exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.


          (k)  The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination

(including, without limitation, any dates or events defined in this

Agreement or the designation of any Person as an Acquiring Person,

Affiliate or Associate) under this Agreement unless and until the

Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.


          Section 21.  Change of Rights Agent.  The Rights Agent or

any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or

Preferred Shares by registered or certified mail, and at the expense of the Company to the holders of the Right Certificates by first-class mail.  The Company  may remove the Rights Agent or any successor

Rights Agent upon 30 days' notice in writing, mailed to the Rights

Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make









such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights

Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company),

then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights

Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of

Illinois (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Illinois, the State of New York or the State of Iowa, in

good standing, having an office in the State of Illinois, the State of

New York or the State of Iowa, which is authorized under such laws to exercise  corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor

Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not









later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the

Right Certificates.  Failure to give any notice provided for in this

Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.


          Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or of the

Rights to the contrary, the Company may, at its option, issue new

Right Certificates evidencing Rights in such form as  may be approved by its Board of Directors to reflect any adjustment or change in the

Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.


          Section 23.  Redemption.  (a)  The Board of Directors of the

Company may, at its option, at any time prior to such time as any

Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right,

appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").  The redemption of the Rights by the Board of Directors may be made









effective at such time, on such basis and with such conditions as the

Board of Directors in its sole discretion may establish.


          (b)  Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any  defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of

Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding

Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the

Redemption Price will be made.  Neither the Company nor any of its

Affiliates or Associates may redeem, acquire or purchase for value any

Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the

Distribution Date.









          Section 24.  Exchange.  (a)  The Board of Directors of the

Company may, at its option, at any time after any Person becomes an

Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for

Common Shares at an exchange ratio of one Common Share per Right,

appropriately adjusted to reflect any stock split, stock dividend or similar transaction  occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding

Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the

Beneficial Owner of 50% or more of the Common Shares then outstanding.


          (b)  Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such

Rights held by such holder multiplied by the Exchange Ratio.  The

Company shall promptly give public notice of any such exchange;









provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or  not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of

Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)

hereof) held by each holder of Rights.

          (c)  In the event that there shall not be sufficient Common

Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section

24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the

Rights.  In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each

Common Share that would otherwise be issuable upon exchange of a

Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price









of one Common Share as of the date of issuance of such Preferred

Shares or fraction thereof.


          (d)  The Company shall not be required to issue fractions of

Common Shares or to distribute certificates which evidence fractional

Common Shares.  In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.


          Section 25.  Notice of Certain Events.  (a)  In case the

Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its

Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any

reclassification of its Preferred Shares (other than a

reclassification involving only the subdivision of outstanding

Preferred Shares), (iv) to effect any consolidation or merger into or









with, or to effect any sale  or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other

Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common

Shares payable in Common Shares or to effect a subdivision,

combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right

Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause

(i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation  therein by the holders of the Common Shares and/or

Preferred Shares, whichever shall be the earlier.











          (b)  In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section

26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

          Section 26.  Notices.  Notices or demands authorized by this

Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:


               Maytag Corporation
               One Dependability Square
               Newton, Iowa  50208
               Attention:  Corporate Secretary


Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by  certified or registered mail deemed given upon receipt and addressed (until another address is filed in writing with the Company) as follows:


               Harris Trust and Savings Bank
               311 West Monroe, 11th Floor
               Chicago, Illinois  60690
               Attention:  Shareholder Services Division












Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail,

postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


          Section 27.  Supplements and Amendments.  The Company may

from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.  Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring

Person amend this Agreement to lower the thresholds set forth in

Sections 1(a) and 3(a) hereof from 20% to not less than the greater of

(i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the

Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to








the terms of any such plan) and (ii) 10%.  Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without execution of such supplement or amendment by the Rights Agent.


          Section 28.  Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights

Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


          Section 29.  Benefits of this Agreement.  Nothing in this

Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the

Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the

Common Shares).


          Section 30.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable,

the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.









          Section 31.  Governing Law.  This Agreement and each Right

Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such

State.


          Section 32.  Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


          Section 33.  Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.




























          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and attested, all as of the day and year first above written.


                                   MAYTAG CORPORATION
Attest:


By                                 By
     Title:                             Title:



                                   HARRIS TRUST AND SAVINGS BANK
Attest:


By                                 By
     Title:                             Title:































                                                                    Exhibit A



                       Form of Right Certificate


Certificate No. R-                           __________ Rights


        NOT EXERCISABLE AFTER MAY 2, 2008 OR EARLIER IF
        REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE
        SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO
        EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                           Right Certificate

                          MAYTAG CORPORATION


                    This certifies that ___________________ , or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 12, 1998 (the "Rights Agreement"), between Maytag Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Chicago time, on May 2, 2008 at the principal shareholder service office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of the Company, at a purchase price of $165.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 12, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                    This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by








reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right
Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

                    This Right Certificate, with or without other Right Certificates, upon surrender at the principal shareholder ser-vices office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $1.25 per share.

                    No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                    No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.











                    This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                    WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________ , 199_.

ATTEST:                                       MAYTAG CORPORATION


                                              By

Name:                                           Name:
Title:                                          Title:


Countersigned:


HARRIS TRUST AND SAVINGS BANK


By
  Name:
  Title:































               Form of Reverse Side of Right Certificate


                          FORM OF ASSIGNMENT


           (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


                    FOR VALUE RECEIVED _________________________
hereby sells, assigns and transfers unto  ______________________
_________________________________________________________________
             (Please print name and address of transferee)
_________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: _____________, 199_


                                        ________________________
                                        Signature


Signature Guaranteed:

                    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

------------------------------------------------------------
                    The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                        ____________________________
                                        Signature

-------------------------------------------------------------












        Form of Reverse Side of Right Certificate -- continued


                     FORM OF ELECTION TO PURCHASE

             (To be executed if holder desires to exercise
             Rights represented by the Right Certificate.)


To:  MAYTAG CORPORATION

                    The undersigned hereby irrevocably elects to exercise ____________________________Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

__________________________________________________________________
                    (Please print name and address)
__________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

__________________________________________________________________
                    (Please print name and address)
__________________________________________________________________

Dated:_____________, 199_


                                        _________________________
                                        Signature

Signature Guaranteed:

                    Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.













        Form of Reverse Side of Right Certificate -- continued

-------------------------------------------------------------
                    The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                         ____________________
                                         Signature

-------------------------------------------------------------


                                NOTICE

               The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

               In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.




















                                                                    Exhibit B





                     SUMMARY OF RIGHTS TO PURCHASE
                           PREFERRED SHARES


                    On February 12, 1998, the Board of Directors of Maytag Corporation (the "Company") declared a dividend of one pre-ferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.25 per share (the "Common Shares"), of the Company. The dividend is payable on May 2, 1998 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of the Company at a price of $165.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

                    Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

                    The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also con-stitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.






                    The Rights are not exercisable until the Distribution Date. The Rights will expire on May 2, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                    The Purchase Price payable, and the number of Pre-ferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or
(iii) upon the distribution to holders of the Preferred Shares of evi-dences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                    The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                    Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

                    Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

                    In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its






consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

                    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                    With certain exceptions, no adjustment in the Pur-chase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                    At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                    The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 20% to not less than the greater of
(i) any percentage greater than the largest percentage of outstanding Common Shares then known to the Company to be beneficially owned by






any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                    A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated February 12, 1998. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.



































